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                                                                              Exhibit 21

               STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

 Information is set forth below concerning all operating subsidiaries of the
Company as of June 30, 1999 (except subsidiaries which, considered in  the aggregate do not constitute a significant subsidiary):
                                                                                 Percentage
                                                                 Percentage       of Voting
                                                                  of Voting           Stock
                                                                Stock Owned        Owned by
                                             Jurisdiction of         by the       Immediate
    Name of Subsidiary                         Incorporation        Company          Parent

Crest Fruit Company                                    Texas           100%
Custom Hoists, Inc.                                     Ohio           100%
James Burn International, Inc.                      New York           100%
Standex Air Distribution Products, Inc.             Delaware           100%
Standex Financial Corp.                             Delaware           100%
SXI Limited                                           Canada           100%
Keller-Dorian Graveurs, S.A.                          France           100%
S. I. de Mexico S.A. de C.V.                          Mexico           100%
Standex International FSC, Inc.               Virgin Islands           100%
Standex International GmbH                           Germany           100%
Standex Holdings Limited                      United Kingdom           100%
    Standex International Limited             United Kingdom                           100%
    Roehlen Industries Pty. Limited                Australia            50%             50%
    James Burn International Limited          United Kingdom                           100%
    Standex Electronics (U.K.) Limited       United Kingdom                            100%
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